EXHIBIT 16

                                POWER OF ATTORNEY

I, the undersigned Director/Trustee of the following investment companies:

Legg Mason Cash Reserve Trust               Legg Mason Value Trust, Inc.
Legg Mason Income Trust, Inc.               Legg Mason Total Return Trust, Inc.
Legg Mason Global Trust, Inc.               Legg Mason Investors Trust, Inc.
Legg Mason Tax Exempt Trust, Inc.           Legg Mason Special Investment
Legg Mason Tax-Free Income Fund             Trust, Inc.


plus any other investment company for which Legg Mason Fund Adviser, Inc. acts as investment adviser or manager and for which the undersigned individual serves as Director/Trustee hereby severally constitute and appoint each of MARIE K. KARPINSKI, KATHI D. BAIR, ARTHUR J. BROWN and ARTHUR C. DELIBERT my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity, any Registration Statements on FORM N-14, all Pre-Effective Amendments to any Registration Statements of the Funds, any and all subsequent Post-Effective Amendments to said Registration Statements, any supplements or other instruments in connection therewith, to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories. I hereby ratify and confirm all that said attorney-in-fact or their substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on the date set forth below.

SIGNATURE                                                  DATE
---------                                                  ----

/s/ Richard G. Gilmore                                     May 8, 1999
--------------------------------
Richard G. Gilmore

/s/ T. A. Rodgers                                          May 8, 1999
--------------------------------
T.A. Rodgers

/s/ Charles F. Haugh                                       May 8, 1999
--------------------------------
Charles F. Haugh

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SIGNATURE                                                  DATE
---------                                                  ----

/s/ Arnold L. Lehman                                       May 8, 1999
--------------------------------
Arnold L. Lehman

/s/ Jill E. McGovern                                       May 8, 1999
--------------------------------
Jill E. McGovern

/s/ Edward A. Taber, III                                   May 8, 1999
--------------------------------
Edward A. Taber, III

/s/ Edmund J. Cashman, Jr.                                 May 8, 1999
--------------------------------
Edmund J. Cashman, Jr.

/s/ John F. Curley, Jr.                                    May 8, 1999
--------------------------------
John F. Curley, Jr.

/s/ Raymond A. Mason                                       May 8, 1999
--------------------------------
Raymond A. Mason